Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Frank Yoshino Vice President, Finance (714) 885-3697 frank.yoshino@emulex.com	Katherine Lane Manager, Public Relations (714) 885-3828 katherine.lane@emulex.com
EMULEX ANNOUNCES THIRD QUARTER FISCAL 2009 RESULTS

     COSTA MESA, Calif., April 27, 2009, — Emulex Corporation (NYSE:ELX), today announced results for its third fiscal quarter ended March 29, 2009.
Third Quarter Financial Highlights
•	Total net revenues of $78.6 million

•	Host Server Product net revenues of $59.0 million, or 75% of total net revenues

•	Embedded Storage Product net revenues of $19.4 million, or 25% of total net revenues

•	GAAP gross margin of 60% and non-GAAP gross margin of 66%

•	GAAP operating loss of $8.4 million, or (11%) of total net revenues, and non-GAAP operating income of 3.8 million, or 5% of total net revenues

•	GAAP loss per share of $0.07 and non-GAAP diluted earnings per share of $0.05

•	Cash, cash equivalents and investments of $302.7 million, a sequential increase of $17.5 million from the prior quarter

•	Inventory turnover of 12.8 times
-more-

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

Business Highlights
•	Emulex captured over three percentage points of revenue and two percentage points of port market share over its nearest competitor in the total Fibre Channel Host Bus Adapter (HBA) market during the last calendar quarter of 2008 according to Dell’Oro Group

•	Launched Emulex OneConnect™ Universal Converged Network Adapters (UCNAs), a groundbreaking single-chip, high-performance connectivity solution that enables true network convergence and full protocol offload for TCP/IP, iSCSI, NAS and Fibre Channel over Ethernet (FCoE)

•	Announced Emulex Secure HBA technology, the industry’s first 8Gb/s Encryption HBA. It provides enterprise-class, host-based security solution that protects data across the enterprise, encrypts data in-flight and at-rest and provides effective access controls

•	Introduced Emulex OneCommand™, open automated and centralized management framework that provides a single interface for the deployment, dynamic provisioning, asset management, security and quality of service of I/O connectivity

•	Launched Emulex Connect Partner Program, an ecosystem of over 75 industry leaders and innovators, offering partners the ability to collaborate on technology supporting network convergence, virtualization, data integrity, security, target device enablement and vertical market solutions

•	Company favored by IT professionals in March 2009 IT Brand Pulse™ FCoE Adapter Leader Survey over all other vendors in five out of six categories: overall FCoE Adapter Market, Performance, Reliability, Service and Support, and Innovation

•	Emulex LightPulse® Fibre Channel HBAs named 2009 Hardware Product of the Year by Network Computing

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

•	Emulex LightPulse 8Gb/s Fibre Channel HBAs available and optimized for use with the new generation of IBM System x3650 M2 and IBM System x3550 M2 equipped with Intel® QuickPath Interconnect technology (QPI)

•	Emulex LPe1205-HP 8Gb/s Fibre Channel HBA’s (mezzanine cards) available and optimized for use with HP BladeSystem Matrix, c-Class and server blades, including HP ProLiant G6 and HP Integrity blades

•	Emulex LightPulse Fibre Channel HBAs and FCoE Converged Network Adapters (CNAs) fully supported with VMware in-box drivers as part of VMware vSphere™ 4

•	Emulex LightPulse HBA’s and CNAs supported in the latest SUSE Linux Enterprise Server 11 release from Novell

•	Emulex LightPulse HBAs and OneConnect UCNAs optimized for use with the Intel Xeon® processor 5500 series (formerly codenamed Nehalem)
Financial Results
     Third quarter total net revenues were $78.6 million, a decrease of 39% from the comparable quarter of last year and a 28% sequential decrease. Third quarter GAAP net loss was $6.0 million, or $0.07 per share, compared to GAAP net income of $15.5 million, or $0.19 per diluted share, reported in Q3 of fiscal 2008 and net income of $10.5 million, or $0.13 per diluted share, in Q2 of fiscal 2009. Non-GAAP net income for the third quarter, which excludes amortization of intangibles, stock-based compensation, and severance along with associated costs, was $4.4 million, or $0.05 per diluted share. Non-GAAP net income per diluted share decreased 84% from $0.31 per diluted share reported in Q3 of fiscal 2008, and decreased 78% sequentially from $0.23 per diluted share reported in Q2 of fiscal 2009. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     President and CEO Jim McCluney commented, “Although the third quarter started off slower than we would have liked, I’m very pleased with our overall execution during the March quarter. In addition to meeting our revenue and earnings targets, our focus on controllable expenses and maintaining a strong balance sheet resulted in lower

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

inventories, lower accounts receivables and an increase in our cash balances by over $17 million during the quarter.”
     Mr. McCluney added, “Our Universal Converged Network Adapter (UCNA) announcement in February demonstrated our leadership in the emerging 10Gb/s Ethernet market and raised the bar for competitors in the converged networks of the future. Our UCNA, unlike the competition, is based on industry-leading 10Gb/s Ethernet technology, supports multiple protocols including TCP/IP, iSCSI, and FCoE, and leverages our field hardened enterprise Fibre Channel stack. Our new 10Gb/s Ethernet adapter solutions include 10Gb/s NICs and iSCSI adapters which expand our addressable markets beyond storage networking and into to the high volume local area network (LAN) market. We recognized early on that to lead in the converged data center we had to listen to our customers, be willing to create a new business model, and seek the right technology partners to create long term value. Our converged I/O strategy is the culmination of these elements and it is being embraced by our OEM customers and remains unmatched by our competitors,” concluded McCluney.
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the economic uncertainty resulting from recent disruptions in global credit and equity markets, Emulex is providing guidance for its fourth fiscal quarter ending June 28, 2009. For the fourth quarter fiscal 2009 Emulex is forecasting total net revenues in the range of $73-$80 million. The Company expects non-GAAP gross margin will be approximately 66% and non-GAAP earnings per diluted share could amount to $0.01-$0.05 in the fourth quarter. On a GAAP basis, Emulex expects gross margin of approximately 60% and diluted fourth quarter loss per share of $0.01-$0.05 per diluted share. GAAP estimates reflect approximately $0.06 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation for the fourth quarter.

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

About Emulex
     Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the third fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangibles. At the time of an acquisition, the intangible assets are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that the amortization of intangibles does not constitute part of its core business because it generally represents costs incurred by the acquired company to build value prior to acquisition and as such it is effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, they will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. As the costs related to these terminated employees are not expected in the future, the company believes they do not accurately reflect the costs of operation of the Company’s core business. As a result, the Company believes that the exclusion of such severance and related costs from the calculation of non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs. Furthermore, with respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of non-GAAP

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

gross margin that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets is infrequent in nature and is unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures or, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) stock-based compensation, and (iii) severance and associated costs. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, stock-based compensation, and severance and associated costs is useful to investors and the Company for the same reasons as described above with respect to non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation, severance and associated costs, and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin and non-GAAP operating expenses.

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) impairment of intangible assets, and (iv) severance and associated costs. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.
     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, are unlikely to be recurring and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect the Company’s revenues and results of operations. Furthermore, Broadcom Corporation’s (Broadcom) unsolicited proposal to acquire all of the Company’s outstanding common shares and any related litigation has created additional uncertainty which may have an adverse effect on the Company’s operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; impairment charges; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008

Net revenues	$78,568	$127,846	$298,925	$375,538
Cost of sales	31,766	47,817	116,186	145,840

Gross profit	46,802	80,029	182,739	229,698

Operating expenses:
Engineering and development	33,409	33,031	99,293	95,795
Selling and marketing	13,775	15,613	41,561	42,257
General and administrative	7,324	9,657	26,288	27,034
Amortization of other intangible assets	699	2,253	4,637	7,171

Total operating expenses	55,207	60,554	171,779	172,257

Operating income (loss)	(8,405)	19,475	10,960	57,441

Nonoperating income:
Interest income	613	2,858	3,686	9,654
Interest expense	7	(14)	(29)	(25)
Other income, net	168	8	365	69

Total nonoperating income	788	2,852	4,022	9,698

Income (loss) before income taxes	(7,617)	22,327	14,982	67,139

Income tax provision (benefit)	(1,652)	6,806	2,929	23,803

Net income (loss)	$(5,965)	$15,521	$12,053	$43,336

Net income (loss) per share:
Basic	$(0.07)	$0.19	$0.15	$0.53

Diluted	$(0.07)	$0.19	$0.15	$0.52

Number of shares used in per share computations:
Basic	80,541	82,119	80,444	82,152

Diluted	80,541	83,712	82,004	84,103

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 29,	June 29,
	2009	2008

Assets

Current assets:
Cash and cash equivalents	$276,564	$217,017
Investments	26,142	133,182
Accounts and other receivables, net	49,408	61,634
Inventories	9,897	19,336
Prepaid income taxes	12,432	26
Other prepaid expenses	6,052	5,079
Deferred income taxes	17,430	20,773

Total current assets	397,925	457,047

Property and equipment, net	76,390	73,580
Investments	—	150
Goodwill and intangible assets, net	136,287	155,142
Deferred income taxes	14,288	5,481
Note receivable	15,021	—
Other assets	8,674	7,656

	$648,585	$699,056

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$18,086	$23,714
Accrued liabilities	28,016	26,363
Income taxes payable	—	37,528

Total current liabilities	46,102	87,605

Other liabilities	4,353	3,633
Accrued taxes	29,774	31,979

Total liabilities	80,229	123,217

Total stockholders’ equity	568,356	575,839

	$648,585	$699,056

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q3 FY 2009	% Total	Q3 FY 2008	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change
Revenues from OEM customers	$67,741	86%	$99,221	78%	(32%)
Revenues from distribution	10,885	14%	28,626	22%	(62%)
Other	(58)	nm	(1)	nm	nm

Total net revenues	$78,568	100%	$127,846	100%	(39%)

United States	$28,304	36%	$49,357	39%	(43%)
Europe, Middle East and Africa	23,698	30%	44,364	35%	(47%)
Asia-Pacific	25,561	33%	32,596	25%	(22%)
Rest of world	1,005	1%	1,529	1%	(34%)

Total net revenues	$78,568	100%	$127,846	100%	(39%)

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2009	2008	2009	2008

Cost of sales	$400	$334	$1,110	$1,007
Engineering & development	2,390	2,998	8,172	9,018
Selling & marketing	1,028	1,385	2,999	4,240
General & administrative	1,598	2,314	5,654	6,857

Total stock-based compensation	$5,416	$7,031	$17,935	$21,122

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008

GAAP gross margin	59.6%	62.6%	61.1%	61.2%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.5%	0.2%	0.4%	0.2%
Amortization of intangibles	6.0%	4.4%	4.7%	4.9%
Severance and associated costs	0.1%	—	0.1%	—
Impairment of intangibles	—	—	—	0.8%

Non-GAAP gross margin	66.2%	67.2%	66.3%	67.1%

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2009	2008	2009	2008

GAAP operating expenses, as presented above	$55,207	$60,554	$171,779	$172,257

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses
Stock-based compensation	(5,016)	(6,697)	(16,825)	(20,115)
Amortization of other intangibles	(699)	(2,253)	(4,637)	(7,171)
Severance and associated costs	(1,341)	—	(3,997)	—

Impact on operating expenses	(7,056)	(8,950)	(25,459)	(27,286)

Non-GAAP operating expenses	$48,151	$51,604	$146,320	$144,971

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2009	2008	2009	2008

GAAP operating income (loss), as presented above	$(8,405)	$19,475	$10,960	$57,441

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	5,416	7,031	17,935	21,122
Amortization of intangibles	5,428	7,851	18,828	25,482
Severance and associated costs	1,387	—	4,248	—
Impairment of intangible assets	—	—	—	3,097

Impact on operating income (loss)	12,231	14,882	41,011	49,701

Non-GAAP operating income	$3,826	$34,357	$51,971	$107,142

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2009	2008	2009	2008

GAAP net income (loss), as presented above	$(5,965)	$15,521	$12,053	$43,336

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	5,416	7,031	17,935	21,122
Amortization of intangibles	5,428	7,851	18,828	25,482
Severance and associated costs	1,387	—	4,248	—
Impairment of intangibles	—	—	—	3,097
Income tax effect of above items	(1,856)	(4,674)	(11,525)	(16,269)

Impact on net income (loss)	10,375	10,208	29,486	33,432

Non-GAAP net income	$4,410	$25,729	$41,539	$76,768

     Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share:

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
(Shares in 000s)	2009	2008	2009	2008

GAAP diluted earnings (loss) per share, as presented above	$(0.07)	$0.19	$0.15	$0.52

Items excluded from GAAP diluted earnings (loss) per share to calculate non-GAAP diluted earnings per share, net of tax effect:
Stock-based compensation	0.07	0.06	0.19	0.18
Amortization of intangibles	0.04	0.06	0.14	0.19
Severance and associated costs	0.01	—	0.03	—
Impairment of intangibles	—	—	—	0.02

Impact on diluted earnings (loss) per share	0.12	0.12	0.36	0.39

Non-GAAP diluted earnings per share	$0.05	$0.31	$0.51	$0.91

Diluted shares used in non-GAAP per share computations	81,757	83,712	82,004	84,103

Emulex Announces Third Quarter Fiscal 2009 Results
April 27, 2009

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
June 28, 2009

Non-GAAP diluted earnings per share guidance	$ 0.01 — $0.05

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted loss per share guidance:
Amortization of intangibles	0.04
Stock-based compensation	0.02

GAAP diluted loss per share guidance	$(0.01) — $(0.05)

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months
Ending
June 28, 2009

Non-GAAP gross margin guidance	66%

Items excluded from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangibles	6%
Stock-based compensation	0%

GAAP gross margin guidance	60%